UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

April 28, 2015

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2015, the Nominating and Governance Committee (the “Committee”) of the Board of Directors of The PNC Financial Services Group, Inc. (“PNC”) met and conducted its annual review of compensation for the Board’s non-employee directors. The Committee reviewed a report on director compensation prepared by Towers Watson, a compensation consulting firm, and the recommendations contained in that report.

In undertaking this annual review, the Committee’s primary objectives were to confirm that the director compensation program continued to align business and shareholder interests, to evaluate the competitiveness of the program relative to PNC’s peer group, and to identify and respond to changes in director compensation in light of the competitive environment.

Following deliberation and discussion, and consistent with Towers Watson’s recommendations, the Committee approved:

•	An increase in the annual retainer to $67,500 from $60,000.

•	An increase in the Presiding Director’s retainer to $30,000 from $25,000.

•	An increase in the quarterly telephonic meeting fee to $1,000 from $750.

•	A grant of 1,504 deferred stock units to each non-employee director elected on April 28, 2015. This grant reflected the Committee’s desire to provide both cash and equity-based compensation to non-employee directors. The stock unit grants were made under the PNC Outside Directors Deferred Stock Unit Plan. Each deferred stock unit tracks the price of a share of PNC common stock, which helps to align the interests of our directors and long-term shareholders. The directors will receive the cash value of the units, calculated using the PNC stock price, at the time of payout.

The Committee made no other changes to the compensation program for non-employee directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Richard O. Berndt, George H. Walls, Jr. and Helge H. Wehmeier did not stand for re-election to the Board of Directors of PNC at the annual shareholders meeting on April 28, 2015 as each had reached the mandatory retirement age set in PNC’s corporate governance guidelines.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PNC was held on April 28, 2015 for the purpose of considering and acting upon the following matters:

(1)	The election of 13 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2015; and

(3)	An advisory vote to approve named executive officer compensation.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded up to the nearest whole number. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted under NYSE regulations from voting on the owner’s behalf.

(1)	Thirteen directors were elected and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Nominee	For	%	Against	%	Abstain	Broker Non Votes
Charles E. Bunch	364,623,531	90.00%	40,500,571	10.00%	1,488,920	39,339,030
Paul W. Chellgren	397,354,269	98.10%	7,711,819	1.90%	1,546,332	39,339,030
Marjorie Rodgers Cheshire	402,694,116	99.38%	2,519,796	0.62%	1,399,452	39,339,030
William S. Demchak	388,294,183	96.12%	15,658,989	3.88%	2,659,244	39,339,030
Andrew T. Feldstein	403,951,133	99.71%	1,174,163	0.29%	1,487,725	39,339,030
Kay Coles James	400,446,701	98.84%	4,708,517	1.16%	1,458,744	39,339,030
Richard B. Kelson	394,682,699	97.43%	10,422,942	2.57%	1,507,381	39,339,030
Anthony A. Massaro	397,726,027	98.18%	7,389,910	1.82%	1,497,081	39,339,030
Jane G. Pepper	399,110,338	98.50%	6,085,124	1.50%	1,418,498	39,339,030
Donald J. Shepard	400,687,164	98.91%	4,419,514	1.09%	1,506,344	39,339,030
Lorene K. Steffes	399,358,671	98.56%	5,841,881	1.44%	1,412,467	39,339,030
Dennis F. Strigl	398,756,922	98.46%	6,254,315	1.54%	1,602,725	39,339,030
Thomas J. Usher	391,260,705	96.74%	13,197,877	3.26%	2,155,377	39,339,030

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2015 was ratified and the aggregate votes cast for or against and the abstentions were as follows:

For	%	Against	%	Abstain
442,216,835	99.49%	2,251,849	0.51%	1,484,308

(3)	The advisory resolution on executive compensation was approved and the aggregate votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

For	%	Against	%	Abstain	Broker Non-Votes
390,757,003	96.82%	12,822,779	3.18%	3,029,871	39,339,030

With respect to all of the preceding matters, holders of our common and voting preferred stock voted together as a single class. The following table sets forth, as of the January 30, 2015 record date, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the voting power per share, and the aggregate voting power of each class or series:

Title of Class or Series	Voting Rights Per Share	Number of Shares Entitled to Vote	Aggregate Voting Power
Common Stock	1	521,512,951	521,512,951
$1.80 Cumulative Convertible Preferred Stock - Series B	8	663	5,304

Total possible votes			521,518,255

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: May 1, 2015	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller